Exhibit 99.1

Flexsteel Announces First Quarter Operating Results


   DUBUQUE, Iowa--(BUSINESS WIRE)--Nov. 14, 2003--Flexsteel Industries, Inc. (Nasdaq:FLXS) today reported sales and earnings for its first quarter ended September 30, 2003.
   On September 18, 2003, Flexsteel Industries, Inc. acquired DMI Furniture, Inc. (DMI) in a business combination accounted for as a purchase. Under the purchase agreement, the common shareholders of DMI received $16.7 million in cash in exchange for tendering their common shares to Flexsteel. In addition, Flexsteel incurred acquisition costs of $2.8 million and assumed liabilities of $35.0 million, including $25.5 million of long-term debt. The operating results of DMI for the period September 18 through September 30, 2003 are included in the reported amounts.
   Net sales for the fiscal quarter ended September 30, 2003 were $76.9 million compared to the prior year quarter of $70.0 million, an increase of 9.8%. Net income for the current quarter was $1.9 million or $0.29 per share compared to the prior year quarter of $2.0 million or $0.32 per share. During the prior year quarter the Company recorded a net gain (after tax) of $0.2 million or $0.04 per share on the sale of land. Excluding the gain on sale of land, net income for the prior year quarter was $1.8 million or $0.28 per share.
   During the current quarter, residential sales were $49.4 million (including $1.7 million from DMI), recreational vehicle seating sales were $20.4 million, and commercial sales were $7.1 million (including $1.4 million from DMI), an increase of 7.4%, 3.4% and 65.7%, respectively, from the prior year quarter.
   Gross margin for the quarter ended September 30, 2003 was 21.9% compared to 21.8% in the prior year quarter. The increase in gross margin reflects modestly higher production volume.
   Selling, general and administrative expenses as a percentage of net sales were 18.1% in the current and prior year quarters. The $1.3 million increase in selling, general and administrative expenses in the current year reflect an increase due to volume related selling expense and slightly higher general and administrative expense.
   Working capital at September 30, 2003 was $85.4 million, which includes cash, cash equivalents and investments of $12.3 million. Working capital increased by $17.7 million from the June 30, 2003 amount.
   Capital expenditures were $1.3 million during the first quarter of fiscal 2004. The Company expects that capital expenditures will be approximately $3.0 million during the remainder of the fiscal year.
   All earnings per share amounts are on a diluted basis.
   The Company will host a conference call Tuesday, November 18, 2003, at 9:00 a.m. Central Time. The dial-in-number is 800-556-3831 with an access code of 00566. A replay will be available for two weeks beginning approximately four hours after the conclusion of the call. The dial-in-number for the replay is 888-813-1488 and no access code is required.
   For more information, visit our web site at http://www.flexsteel.com.

   Statements, including those in this release, which are not historical or current facts are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by some of the statements made herein. Investors are cautioned that all forward-looking statements involve risk and uncertainty. Some of the factors that could affect results are the cyclical nature of the furniture industry, the effectiveness of new product introductions, the product mix of our sales, the cost of raw materials, the amount of sales generated and the profit margins thereon, competition, both foreign and domestic, credit exposure to our customers, the ability to successfully integrate DMI into the Company's operations, and general economic conditions. Any forward-looking statement speaks only as of the date of this press release. The Company specifically declines to undertake any obligation to publicly revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.



FLEXSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                           September 30,    June 30,
                                               2003           2003
                                           -------------  ------------

ASSETS

CURRENT ASSETS:
     Cash and cash equivalents............$  10,772,116  $ 12,811,385
     Investments..........................    1,519,229     9,531,913
     Trade receivables, net...............   42,437,942    29,612,278
     Inventories..........................   59,180,655    32,473,287
     Other................................   10,021,103     5,393,426
                                           -------------  ------------
Total current assets......................  123,931,045    89,822,289
PROPERTY, PLANT, AND EQUIPMENT, net.......   29,770,467    20,377,797
OTHER ASSETS..............................   11,149,705    10,500,196
                                           -------------  ------------
TOTAL.....................................$ 164,851,217  $120,700,282
                                           =============  ============


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable - trade...............$   8,535,408  $  2,747,226
   Current portion of long-term debt......    1,009,500
   Accrued liabilities....................   29,007,761    19,409,504
                                           -------------  ------------
Total current liabilities.................   38,552,669    22,156,730
                                           -------------  ------------
LONG-TERM LIABILITIES:
   Long-term debt, less current portion...   24,508,241
   Other long-term liabilities............    6,430,456     4,790,225
                                           -------------  ------------
Total long-term liabilities...............   30,938,697     4,790,225
                                           -------------  ------------
Total liabilities.........................   69,491,366    26,946,955
                                           -------------  ------------
SHAREHOLDERS' EQUITY......................   95,359,851    93,753,327
                                           -------------  ------------
TOTAL.....................................$ 164,851,217  $120,700,282
                                           =============  ============


FLEXSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                               Three Months Ended
                                                  September 30,
                                           ---------------------------
                                               2003           2002
                                           -------------  ------------
NET SALES.................................$  76,857,039  $ 70,019,376
COST OF GOODS SOLD........................  (60,006,842)  (54,726,815)
                                           -------------  ------------
GROSS MARGIN..............................   16,850,197    15,292,561
SELLING, GENERAL AND ADMINISTRATIVE.......  (13,958,079)  (12,677,317)
GAIN ON SALE OF LAND......................                    403,065
                                           -------------  ------------
OPERATING INCOME..........................    2,892,118     3,018,309
                                           -------------  ------------
OTHER:
     Interest and other income............      222,117       315,339
     Interest expense.....................      (44,319)       (2,788)
                                           -------------  ------------
          Total...........................      177,798       312,551
                                           -------------  ------------
INCOME BEFORE INCOME TAXES................    3,069,916     3,330,860
PROVISION FOR INCOME TAXES................   (1,205,000)   (1,300,000)
                                           -------------  ------------
NET INCOME................................$   1,864,916  $  2,030,860
                                           =============  ============
AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING:
       BASIC..............................    6,336,434     6,212,912
                                           =============  ============
       DILUTED............................    6,431,189     6,323,010
                                           =============  ============
EARNINGS PER SHARE OF COMMON
  STOCK:
        BASIC.............................$        0.29  $       0.33
                                           =============  ============
        DILUTED...........................$        0.29  $       0.32
                                           =============  ============


    CONTACT: Flexsteel Industries, Inc., Dubuque
             Timothy E. Hall, Treasurer, 563-556-7734  x392